ASSIGNMENT OF PURCHASE AGREEMENT

IN CONSIDERATION of One ($ 1.00) Dollar, and other valuable consideration, the receipt and adequacy of which is hereby acknowledged, AGREE DEVELOPMENT, LLC, a Delaware limited liability company ("Assignor"), hereby assigns, transfers and conveys to AGREE LIMITED PARTNERSHIP, a Delaware limited partnership ("Assignee"), all of Assignor's right, title and interest in and to that certain Purchase Agreement dated as of August 12, 2021 (the "Purchase Agreement"), by and between Assignor, as purchaser, and AEI INCOME & GROWTH FUND XXI LIMITED PARTNERSHIP, a Minnesota limited partnership, as to an undivided 30% interest, AEI ACCREDITED INVESTOR FUND V LP, a Minnesota limited partnership, as to an undivided 40% interest, and AEI NATIONAL INCOME PROPERTY FUND VIII LP, a Minnesota limited partnership, as to an undivided 3 0% interest (collectively the "Seller"), as seller, and Assignee hereby assumes all of Assignor's right, title and interest in and to the Purchase Agreement.   The foregoing assignment includes an assignment to Assignee of all right, title and interest of Assignor in all earnest money now on deposit with any escrow agent in connection with the Purchase Agreement, if any. Any escrow agent holding deposit monies may rely upon this Assignment as an intended beneficiary.

This Assignment of Purchase Agreement may be executed in telecopy (facsimile) or electronic (email) copies and facsimile or electronic signatures shall be binding upon the parties and shall have the same full force and effect as if an original executed copy of this Assignment of Purchase Agreement had been delivered.

Dated Effective as of September 28, 2021

ASSIGNOR:

AGREE DEVELOPMENT, LLC,
a Delaware limited liability company

By:/s/     Danielle Spehar
Name:   Danielle Spehar
Its:         Authorized Representative

ASSIGNEE:

AGREE LIMITED PARTNERSHIP,
a Delaware limited partnership

By./s/   Danielle Spehar
Name: Danielle Spehar
Its:       Authorized Representative